SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 18, 2016

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

Dynegy Inc. (the “Company” or “Dynegy”) is filing this Current Report on Form 8-K to provide certain financial information with respect to the Company’s pending acquisition of GDF SUEZ Energy North America, Inc. (“GSENA”). As previously disclosed in its Current Reports on Form 8-K filed on February 25, 2016, March 1, 2016 and June 28, 2016, on February 24, 2016, Atlas Power Finance, LLC, a wholly-owned subsidiary of Dynegy (the “Purchaser”), entered into a Stock Purchase Agreement (as amended and restated on June 27, 2016, the “Delta Stock Purchase Agreement”) with GSENA and International Power, S.A. (the “Seller”) pursuant to which the Purchaser agreed to purchase from the Seller all of the issued and outstanding shares of common stock of GSENA, thereby acquiring certain wholly owned assets of GSENA (the “Thermal Assets”) consisting of (i) fifteen natural gas-fire powered facilities located in Illinois, Massachusetts, New Jersey, Ohio, Pennsylvania, Texas, Virginia and West Virginia, (ii) one coal-fired facility in Texas and (iii) one waste coal fired facility in Pennsylvania (the “Acquisition”). The Company currently expects the Acquisition to close during the fourth quarter of 2016.

The purpose of this Current Report on Form 8-K, among other things, is to file the financial information related to the Acquisition set forth in Item 9.01 below so that such financial information is incorporated by reference into the Company’s registration statements filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Included in this filing as Exhibit 99.1 are the unaudited combined financial statements of the Thermal Assets for the periods described in Item 9.01(a) below and the notes related thereto.

The Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Examples of these statements include, but are not limited to, Dynegy’s ability to close the Acquisition. Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong.  Please read Dynegy’s annual, quarterly and current reports filed under the Securities Exchange Act of 1934, as amended, including its Annual Report on Form 10-K for the year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally.  Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements.  All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.  In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Included in this filing as Exhibit 99.2 is the pro forma financial information described in Item 9.01(b) below giving effect to the Acquisition, the buyout of limited liability company interests held by Energy Capital Partners III, LLC (“ECP”) (as previously disclosed on the Company’s Current Report on Form 8-K filed on June 28, 2016), the Company’s offering of $750.0 million in aggregate principal amount of 8.00% Senior Notes due 2025 (as previously disclosed in the Company’s Current Report on Form 8-K filed on October 11, 2016), the issuance of shares of common stock to ECP (as previously disclosed on the Company’s Current Report on Form 8-K filed on March 1, 2016), the Company’s incremental $2.0 billion term loan credit facility (as previously disclosed on the Company’s Current Report on Form 8-K filed on June 28, 2016), the offering of the Company’s tangible equity units (as previously disclosed in the Company’s Current Report on Form 8-K filed on June 15, 2016) and the Company’s completed acquisitions of the membership interest in certain subsidiaries of affiliates of Duke Energy Corp. and Energy Capital Partners (as previously disclosed on the Company’s Current Report on Form 8-K filed on August 26, 2014).

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired

Unaudited combined financial statements of the Thermal Assets as of September 30, 2016 and December 31, 2015 and for the nine months ended September 30, 2016 and 2015 and the notes related thereto, attached as Exhibit 99.1 hereto.

(b)                                 Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of the Company as of and for the nine months ended September 30, 2016 and the year ended December 31, 2015, giving effect to, among other transactions, the Acquisition, attached as Exhibit 99.2 hereto.

(c)                                  Shell Company Transactions

Not applicable.

(d)                                 Exhibits:

Exhibit No.	Document

99.1	Unaudited combined financial statements of the Thermal Assets as of September 30, 2016 and December 31, 2015 and for the nine months ended September 30, 2016 and 2015 and the notes related thereto.

99.2	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2016	DYNEGY INC.
(Registrant)

	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Unaudited combined financial statements of the Thermal Assets as of September 30, 2016 and December 31, 2015 and for the nine months ended September 30, 2016 and 2015 and the notes related thereto.

99.2	Unaudited Pro Forma Consolidated Financial Information.